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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
    (PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934)

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)-2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12

                              MERCATOR SOFTWARE, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously by written preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing party:
(4)  Date filed:

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                                EXPLANATORY NOTE

     Mercator Software, Inc., a Delaware corporation ("Mercator"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on March 31, 2003 in connection with the solicitation of proxies for electing the board of directors of Mercator at the 2003 annual meeting of Mercator's stockholders.

                           [From the Desk of Roy King]

Dear Colleagues:

I know that we are working very hard as a team to close the first quarter. Please stay focused on your important roles in delivering value for our customers, our partners....and, executing our well-defined plans for 2003!

There are many distractions in today's environment that could tempt us to take "our eye off the ball": the war, a soft market, customer apprehension about the economy, as well as the proxy contest with a dissident shareholder by the name of SSH/Broken Arrow who, as of this morning, made an "offer" to acquire the Company for $2.17 per share.

Since we just received this "offer" within the past few hours, please have confidence that your board, together with management and outside advisors, are in the process of evaluating the "offer" and preparing our response. Since we are in the process of reviewing this "offer" as I write this email to you, we are limited in how much we can communicate about this offer to you or to the public. When we are able to make a public announcement, I will share it with you. In the meantime, please keep doing what you are doing....stay focused on closing the quarter and executing our plans.

I ask that if you are contacted by journalists or investors inquiring about the SSH offer or other related questions, please refer all such inquiries either to Ken Hall, our CFO at ext.1375 or Jonathan Cohen, VP Corporate Communications at ext. 1214.

Sincere regards,

Roy C. King
Chairman & CEO

                             ADDITIONAL INFORMATION

On March 27, 2003, Mercator filed a preliminary proxy statement with the Securities and Exchange Commission relating to Mercator's solicitation of proxies from the stockholders of Mercator with respect to the Mercator 2003 annual meeting of stockholders. Mercator will file with the Commission, and will furnish to Mercator's stockholders, a definitive proxy statement and may file other proxy solicitation materials. MERCATOR ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Mercator's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Mercator's definitive proxy statement, when it becomes available, by writing to Mercator at 45 Danbury Road, Wilton, CT 06897 or at www.mercator.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants

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in the solicitation of proxies of Mercator's stockholders is provided below and will be available in the soliciting materials on Schedule 14A to be filed by Mercator with the SEC.

Mercator and the directors and certain of the executive officers of Mercator may be deemed to be participants in the solicitation of proxies in respect of electing the board of directors of Mercator at the 2003 annual meeting of stockholders of Mercator. Those executive officers and directors of Mercator are: Roy C. King, Jill M. Donohoe, David L. Goret, Kenneth J. Hall, Mark W. Register, James P. Schadt, Constance F. Galley, Ernest E. Keet, Michael E. Lehman, Dennis G. Sisco and Mark C. Stevens. Additional information with respect to the beneficial ownership of those executive officers and directors of Mercator common stock is set forth in the preliminary proxy statement filed by Mercator with the Commission on March 27, 2003.